                                                                    EXHIBIT 10.1


                          PURCHASE AND SALE AGREEMENT

                                    between

                           ENSERCH EXPLORATION, INC.,

                                   as Seller,

                                      and

                           INLAND PRODUCTION COMPANY,

                                   as Buyer.



                                 July 10, 1997

                               TABLE OF CONTENTS


1.   Property to be Sold and Purchased..................................     1
     ---------------------------------

2.   Purchase Price.....................................................     2
     --------------

3.   Deposit............................................................     2
     -------

4.   Seller's Representations...........................................     2
     ------------------------

5.   Buyer's Representations............................................     3
     -----------------------

6.   Covenants of Seller and Buyer Pending Closing......................     5
     ---------------------------------------------

7.   Due Diligence Reviews..............................................     7
     ---------------------

8.   Price Adjustments..................................................     9
     -----------------

9.   Conditions Precedent to Buyer's Obligations........................    11
     -------------------------------------------

10.  Conditions Precedent to Seller's Obligations.......................    12
     --------------------------------------------

11.  The Closing........................................................    13
     -----------

12.  Accounting Adjustments.............................................    15
     ----------------------

13.  Assumption and Indemnification.....................................    17
     ------------------------------

14.  Disclaimer of Warranties...........................................    18
     ------------------------

15.  Commissions........................................................    19
     -----------

16.  Casualty Loss......................................................    19
     -------------

17.  Notices............................................................    20
     -------

18.  Survival of Provisions.............................................    21
     ----------------------

19.  Miscellaneous Matters..............................................    21
     ---------------------

EXHIBIT "A".............................................................   A-1
EXHIBIT "B".............................................................   B-1
EXHIBIT "C".............................................................   C-1
EXHIBIT "D".............................................................   D-1

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


          This Agreement, dated July 10, 1997, is made by and between ENSERCH EXPLORATION, INC. ("Seller") and INLAND PRODUCTION COMPANY ("Buyer").

          1.  Property to be Sold and Purchased.  Seller agrees to sell, and
              ---------------------------------
Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and conditions contained herein, the following described properties, rights, and interests:

          (a) All of Seller's right, title, and interest in and to the oil, gas, and mineral leases described in Exhibit "A," which is attached hereto and made a part hereof (and any ratifications and amendments to such leases, whether or not such ratifications and amendments are described in Exhibit "A"), and all of Seller's right, title, and interest in and to the fee mineral interests described in Exhibit "A," if any; and

          (b) All of Seller's right, title, and interest in and to, or otherwise derived from, all presently existing and valid oil, gas, and mineral unitization, pooling, and communitization agreements, declarations, and orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other governmental authority having jurisdiction, and voluntary unitization agreements, designations, and declarations) relating to the properties, rights, and interests described in Section 1.(a), to the extent such right, title, and interest are attributable to the properties, rights, and interests described in Section 1.(a); and

          (c) All of Seller's right, title, and interest in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts that relate to any of the properties, rights, and interests described in Sections 1.(a) and 1.(b), to the extent such right, title, and interest are attributable to the properties, rights, and interests described in Sections 1.(a) and 1.(b); and

          (d) All of Seller's right, title, and interest in and to all materials, supplies, machinery, equipment, improvements, and other personal property and fixtures located on the properties described in Sections 1.(a) and 1.(b) and used in connection with the exploration, development, operation, or maintenance thereof (including, but not limited to, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment).

The properties, rights, and interests described in Sections 1.(a), 1.(b), 1.(c), and 1.(d) shall hereinafter sometimes collectively be referred to as the "Properties." The term "Properties" shall not include seismic data, geological or geophysical data, any interpretations thereof, or other similar data.

     2.  Purchase Price.  The unadjusted purchase price for the Properties shall
         --------------
be Ten Million One Hundred Thousand and No/100 Dollars ($10,100,000.00), which shall hereinafter be referred to as the "Base Purchase Price." The Base Purchase Price may be adjusted, as provided for hereinafter in this Section and in Sections 6.(c) and 8. hereof. The Base Purchase Price, as so adjusted and as otherwise adjusted by agreement of the parties herein, shall hereinafter be referred to as the "Purchase Price." Buyer shall pay the Purchase Price to Seller at Closing, as provided in Section 11. hereof.

     3.   Deposit.  Contemporaneous with its execution of this Agreement, Buyer
          -------
shall pay to Seller One Million Ten Thousand and No/100 Dollars ($1,010,000.00), which shall hereinafter be referred to as the "Deposit." If Buyer and Seller consummate the transaction contemplated by this Agreement, the Deposit shall be applied to the Purchase Price. If Buyer and Seller do not consummate the transaction contemplated by this Agreement because of a material default by Seller in the absence of a default by Buyer, Seller shall return the Deposit to Buyer. If Buyer and Seller terminate this Agreement pursuant to Section 9. or
Section 10. hereof under circumstances where such Section requires the return of the Deposit, then Seller shall return the Deposit to Buyer. Except as provided in the preceding sentence, if Buyer fails or refuses to consummate the transaction contemplated by this Agreement, or if the transaction contemplated by this Agreement otherwise fails to close on the Closing Date, Seller shall retain the Deposit as liquidated damages. The parties agree that damages in such an event would be extremely difficult to determine, that the Deposit represents a fair and reasonable estimate of such damages under the circumstances, and that such a retention of the Deposit does not constitute a penalty.

     4.   Seller's Representations.  Seller represents to Buyer that:
          ------------------------

          (a) Seller is a corporation duly organized and legally existing under the laws of its state of incorporation. Seller is qualified to do business and is in good standing, or will be at Closing, in each state in which Properties are located where the laws of such state require a corporation owning the Properties located in such state to qualify to do business.

          (b) Seller has full power to enter this Agreement and perform its obligations hereunder and has taken all proper action to enter this Agreement and perform its obligations hereunder.

          (c) Seller's execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and Seller's compliance with the terms hereof, will not result in a default under any agreement or instrument to which Seller is a party or by which the Properties are bound that would be material to the transaction contemplated hereby. Seller's execution and delivery of this Agreement will not violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or to the Properties that would be material to the transaction contemplated hereby, except the following:

               (i) Any consents to transfer or waivers of preferential rights to purchase that must be obtained from third parties;

               (ii) Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act");

               (iii) Any approval required from a governmental entity that is the lessor under a lease included in the Properties (or that administers such lease for such lessor) and that is customarily obtained post-closing; and

               (iv) Any maintenance of uniform interest provision contained in any operating agreement or other agreement.

          (d) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable according to its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. The Assignment and Bill of Sale provided for in Section 11.(a)(i) hereof, and any other documentation provided for herein to be executed by Seller, will, when executed and delivered, constitute the legal, valid, and binding obligations of Seller, enforceable according to their terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

          (e) Except as disclosed on Exhibit "D," there are no pending suits, actions, or other proceedings filed by parties other than Seller, and to which Seller is a party, that materially affect the Properties (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Properties) or that affect the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

     5.   Buyer's Representations.  Buyer represents to Seller that:
          -----------------------

          (a) Buyer is a corporation duly organized and legally existing under the laws of its state of organization. Buyer is qualified to do business and is in good standing, or will be at Closing, in each state in which Properties are located where the laws of such state require a corporation owning the Properties located in such state to qualify to do business.

          (b) Buyer has full power to enter this Agreement and perform its obligations hereunder and has taken all proper action to enter this Agreement and perform its obligations hereunder.

          (c) Buyer's execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, and Buyer's compliance with the terms hereof, will not result in a default under any agreement or instrument to which Buyer is a party or by which the Properties are bound that would be material to the transaction contemplated hereby. Buyer's execution and delivery of this Agreement will not violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or to the Properties that would be material to the transaction contemplated hereby, except the following:

               (i) Any consents to transfer or waivers of preferential rights to purchase that must be obtained from third parties;

               (ii) Compliance with the Hart-Scott-Rodino Act;

               (iii) Any approval required from a governmental entity that is the lessor under a lease included in the Properties (or that administers such lease for such lessor) and that is customarily obtained post-closing; and

               (iv) Any maintenance of uniform interest provision contained in any operating agreement or other agreement.

          (d) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable according to its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles. The Assignment and Bill of Sale provided for in Section 11.(a)(i) hereof and any other documentation provided for herein to be executed by Buyer, will, when executed and delivered, constitute the legal, valid, and binding obligations of Buyer, enforceable according to their terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.
          (e) There are no pending suits, actions, or other proceedings filed by parties other than Buyer, and to which Buyer is a party, that materially affect the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby.

          (f) Buyer is a knowledgeable purchaser, owner, and operator of oil and gas properties, has the ability to evaluate, and has evaluated, the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act of 1933, as amended (and the rules and regulations pertaining thereto), or a distribution thereof in violation of any other applicable securities laws, rules, or regulations.

          (g) With regard to those Properties that Buyer seeks to operate, Buyer is qualified to operate such Properties under the applicable laws, rules, and regulations of the jurisdiction in which such Properties are located, or will become so qualified before operating such Properties.

     6.   Covenants of Seller and Buyer Pending Closing.  Between the date of
          ---------------------------------------------
this Agreement and the Closing Date:

          (a) Seller shall permit Buyer access to the Properties as follows:

               (i) Seller shall give Buyer access at all reasonable times during normal business hours to the Properties and, at Seller's office, to Seller's records pertaining to the ownership and operation of the Properties (including, without limitation, title files; division order files; well files; production records; equipment inventories; and production, severance, and ad valorem tax records). Buyer may make copies of such records at its expense. If the Closing does not occur, Buyer shall return all such copies to Seller. Seller shall not be obligated to provide Buyer with access to any records or data that Seller considers to be proprietary or confidential or that Seller cannot provide to Buyer without, in Seller's opinion, breaching, or risking a breach of, confidentiality agreements with other parties. Any records or data provided hereunder shall be subject to any confidentiality agreement entered between Buyer and Seller in contemplation of this Agreement. Seller makes no representation or warranty of any kind as to the accuracy or completeness of any materials made available to Buyer in connection with the transaction contemplated hereby.

               (ii) Seller shall make a good faith effort to give Buyer, at reasonable times, and upon adequate notice to Seller, physical access to inspect the Properties. Buyer recognizes that some or all of the Properties may be operated by parties other than Seller and that Seller's ability to obtain access to such Properties, and the manner and extent of such access, may be subject to the consent of such third parties. While Buyer is upon, entering, or leaving the Properties, it agrees to comply fully with the rules, regulations, and instructions issued by Seller and, where any portion of the Properties are operated by other parties, such third parties.

               (iii)  Exculpation and Indemnification.  If Buyer exercises
                      -------------------------------
          rights of access under this Section, or otherwise, or conducts examinations or inspections under this Section, or otherwise, then (a) such access, examination, and inspection shall be at Buyer's sole risk, cost, and expense, and Buyer waives and releases all claims against Seller (its affiliates and their respective directors, officers, employees, attorneys, contractors, and agents) arising in any way therefrom or in any way connected therewith or arising in connection with the conduct of its directors, officers, employees, attorneys, contractors, and agents in connection therewith; and (b) BUYER SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS SELLER, AND ITS PARENT OR SUBSIDIARY COMPANIES AND OTHER AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS,

          AND AGENTS (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "SELLER GROUP"), FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES), OR LIENS OR ENCUMBRANCES FOR LABOR OR MATERIALS ARISING OUT OF OR IN ANY WAY CONNECTED WITH SUCH ACCESS, EXAMINATIONS, OR INSPECTIONS. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE NEGLIGENCE, OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SELLER OR ANY OTHER INDEMNIFIED PARTY, OR (II) STRICT LIABILITY.

          (b) Until the Closing Date, Seller shall continue to operate in the ordinary course of its business any portion of the Properties over which it serves as operator and to manage in the ordinary course of its business any portion of the Properties over which it does not serve as operator. Except as set forth in this Agreement, Seller shall not sell or otherwise dispose of any material portion of the Properties. If Seller receives or desires to make a proposal to drill a well on the Properties or to conduct other operations on the Properties that require the consent of non-operators under any applicable operating agreement, it shall notify Buyer thereof and shall consult with Buyer concerning such proposal. However, Seller shall make its decision regarding such proposal in its own discretion and in the ordinary course of its business.

          (c) Seller shall use reasonable efforts, consistent with industry practices in transactions of this type, to identify, with respect to each material portion of the Properties, all preferential rights to purchase and all rights of third parties to withhold consent to a transfer that would apply to the transaction contemplated hereby and the parties holding such rights. In attempting to identify the same, Seller shall not be obligated to go beyond its own records. Seller shall request from the parties so identified (and in accordance with the documents creating such rights) waivers of the preferential rights to purchase and consents to transfer so identified. Seller shall have no obligation hereunder other than to attempt to identify such preferential rights and rights to withhold consent to transfer and to request such waivers and consents. Seller shall not be obligated to assure that such waivers and consents are obtained. Seller may tender to any party refusing to waive such a preferential right the interest covered by such right at a price equal to the amount specified in Exhibit "B" for such interest. To the extent that such an interest actually is transferred to a party exercising such a preferential right, it shall be excluded from the transaction contemplated hereby, and the Base Purchase Price shall be reduced by the amount such party paid to Seller for such interest, unless the parties hereto agree otherwise.

          (d) If applicable, as soon as practicable after the execution hereof, Buyer shall prepare and submit any filing required under the Hart-Scott-Rodino Act in connection with the transaction contemplated by this Agreement. Buyer shall pay all filing fees in connection with such filing, shall request expedited treatment of such filing by the Federal Trade Commission ("FTC"), shall make any appropriate or necessary subsequent or supplemental filings, and shall furnish to Seller copies of all filings made under the Hart-Scott-Rodino Act at the same time they are filed with the FTC. Seller shall cooperate with Buyer as to all filings required by the Hart-Scott-Rodino Act.

     7.   Due Diligence Reviews.
          ---------------------

          (a) The term "Defect," as used in this Section, shall mean the following:

               (i) Seller's ownership of a well, unit, or undeveloped tract listed on Exhibit "B" (A) entitles Seller to receive a share of the oil, gas, and other hydrocarbons produced from, or allocated to, such well, unit, or undeveloped tract that is less than the share set forth on Exhibit "B" for such well, unit, or undeveloped tract in the column headed "Net Revenue Interest," or (B) causes Seller to bear a share of the cost of operating such well, unit, or undeveloped tract greater than the share set forth on Exhibit "B" for such well, unit, or undeveloped tract in the column headed "Operating Interest" (without a proportionate increase in the share of production to which Seller is entitled from such well, unit, or undeveloped tract); or

               (ii) Seller's ownership of the Properties is subject to a lien other than (A) a lien that will be released at or before Closing, (B) a lien for taxes not yet delinquent, (C) a mechanic's or materialmen's lien (or other similar lien), or (D) a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred that are not yet due; or

               (iii) Seller's ownership of the Properties is subject to a preferential right to purchase, unless the party holding such right has waived it for the transaction contemplated hereby or has not exercised it within the required period of time; or

               (iv) Seller's ownership of the Properties is subject to an imperfection in title that, if asserted, would cause a Defect, as defined in Section 7.(a)(i) hereof, to exist and such imperfection in title normally would not be waived by persons engaged in the oil and gas business purchasing producing property; or

               (v) The Properties are in violation of Applicable Environmental Laws (as hereinafter defined) in any material respect, unless such violation is disclosed on Exhibit "D." "Applicable Environmental Laws" shall mean all federal, state, or local laws, rules, orders, or regulations in effect on the Effective Date of this Agreement pertaining to health or the environment, including those relating to waste materials and hazardous substances.

          (b) A gas imbalance does not constitute a Defect and shall be subject to the provisions of Section 12. hereof.

          (c) Buyer may conduct such examinations and investigations, at its sole cost, that it deems are appropriate to determine whether Defects exist. Buyer shall notify Seller, in writing, of each Defect that Buyer is unwilling to waive hereunder (an "Asserted Defect") as soon as Buyer identifies such Defect, but no later than ten (10) days prior to the date upon which Closing is scheduled to occur pursuant to Section 11., but not as extended pursuant to 11.(i) or 11.(ii) (hereinafter the "Defect Notice Date"). Such notification shall include: (i) a description of the Asserted Defect, the lease or mineral interest described in Exhibit "A" that such Asserted Defect affects, the wells, units, and undeveloped tracts listed on Exhibit "B" to which the Asserted Defect relates, and all supporting documentation reasonably necessary fully to describe the basis for the Asserted Defect; (ii) for each applicable well, unit, or undeveloped tract, the size of any variance from the "Net Revenue Interest" or "Operating Interest" set forth in Exhibit "B" that does or could result from such Asserted Defect; and (iii) the amount by which Buyer proposes to adjust the Purchase Price because of such Asserted Defect. Buyer hereby waives all Defects that it fails to identify to Seller as Asserted Defects on or before the Defect Notice Date. If Buyer notifies Seller of Asserted Defects, Seller (i) shall have the right (but not the obligation) to attempt to cure such Asserted Defects prior to Closing, and (ii) shall have the right (which may be exercised at any time before the Closing Date) to postpone the Closing by designating a new Closing Date not later than thirty (30) days after the Closing Date then existing in order to attempt to cure, or to determine if it will attempt to cure, one or more Asserted Defects. In lieu of curing or attempting to cure an Asserted Defect, Seller may elect, at any time prior to Closing, to indemnify and hold Buyer harmless from and against any actual damages or loss (but specifically excluding consequential, special, or similar damages) Buyer may suffer as a result of a third-party claim based on such Asserted Defect. Each such Asserted Defect shall be treated under this Agreement as cured.

          (d) Buyer shall have the right to make an environmental assessment of the Properties during the period beginning on the date this Agreement is fully executed and ending on the Defect Notice Date. Buyer and its agents shall have the right to enter upon the Properties and all buildings and improvements thereon, inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations, and studies as may be necessary or appropriate for the preparation of appropriate engineering and other reports in relation to the Properties, their condition, and the presence of Hazardous Substances (as the term "Hazardous Substance" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601, et seq). Buyer agrees to provide Seller with a copy of the environmental assessment promptly upon Buyer's completion thereof, including any reports, data, and conclusions. Buyer shall keep any data or information acquired by such examinations and the results of all analyses of such data and information strictly confidential and shall not disclose same to any person or agency without the prior written approval of Seller. BUYER SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE SELLER GROUP FROM AND AGAINST ANY AND ALL LOSS, COST, DAMAGE, EXPENSE, OR LIABILITY WHATSOEVER, INCLUDING ATTORNEYS' FEES, ARISING OUT OF ANY INJURY TO OR DEATH OF PERSONS OR DAMAGE TO PROPERTY OCCURRING IN, ON, OR ABOUT THE PROPERTIES AS A RESULT OF SUCH ENVIRONMENTAL ASSESSMENT (EXCEPT ANY SUCH INJURIES OR DAMAGES CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE SELLER GROUP). After the Defect Notice Date, Buyer shall be deemed to have inspected the Properties or waived its right to inspect the Properties for all purposes and satisfied itself as to their physical and environmental condition, both surface and subsurface, including, but not limited to, conditions specifically related to the presence, release, or disposal of Hazardous Substances.

     8.   Price Adjustments.
          -----------------

          (a) If Buyer presents Asserted Defects to Seller as part of the due diligence reviews provided for in Section 7., and if Seller is unable or unwilling to cure all such Asserted Defects prior to Closing, or if Buyer has elected to treat a portion of the Properties affected by a casualty loss pursuant to Section 16. as if it were affected by an Asserted Defect, then:

               (i) Buyer and Seller shall, with respect to each portion of the Properties affected by such matters, attempt to agree upon an appropriate amount by which the Base Purchase Price should be decreased; and

               (ii) For each such portion of the Properties on which Buyer and Seller are unable to agree upon an amount by which the Base Purchase Price should be decreased, the amount of such decrease shall be the amount attributed on Exhibit "B" to such portion of the Properties.

          (b) Buyer shall disclose to Seller circumstances discovered by Buyer in the due diligence review provided for in Section 7. hereof that could result in an increase in the Purchase Price hereunder. If Seller is shown to be entitled to a share of production from a well or unit listed on Exhibit "B" greater than the share shown for such well or unit under the column headed "Net Revenue Interest" on Exhibit "B," then:

               (i) Buyer and Seller shall, with respect to each portion of the Properties affected thereby, attempt to agree upon an appropriate amount by which the Base Purchase Price should be increased; and

               (ii) For each such portion of the Properties on which Buyer and Seller are unable to agree upon an amount by which the Base Purchase Price should be increased, the amount of such increase shall be the difference between the amount attributed on Exhibit "B" to the wells located on such portion of the Properties and the units in which such portion of the Properties participates (or, as applicable, the undeveloped tract located on such portion of the Properties) and a fraction times the amount attributed on Exhibit "B" to the wells located on such portion of the Properties and the units in which such portion of the Properties participates (or, as applicable, the undeveloped tract located on such portion of the Properties), the numerator of which fraction shall be the net revenue interest for such well or unit (or, as applicable, the undeveloped tract located on such portion of the Properties) to which Seller actually is shown to be entitled and the denominator of which fraction shall be the share shown for such well or unit (or, as applicable, the undeveloped tract located on such portion of the Properties) under the column headed "Net Revenue Interest" on Exhibit "B."

          (c) If the total amount by which the Base Purchase Price is to be decreased under Section 8.(a) for all Properties, when subtracted from the total amount by which the Base Purchase Price is to be increased under
     Section 8.(b) for all Properties, equals more than four percent (4%) of the Base Purchase Price, the portion of the Properties affected by a decrease under Section 8.(a) shall be excluded from the transaction contemplated hereby, and the Purchase Price hereunder shall equal the Base Purchase Price minus the amount by which such decrease exceeds four percent (4%) of the Base Purchase Price. If the total amount by which the Base Purchase Price should be decreased under Section 8.(a) for all Properties, when subtracted from the total amount by which the Base Purchase Price should be increased under Section 8.(b) for all Properties, equals four percent (4%) or less of the Base Purchase Price, the portion of the Properties affected by a decrease under Section 8.(a) shall not be excluded from the transaction contemplated hereby, and the Base Purchase Price shall not be adjusted hereunder. If the total amount by which the Base Purchase Price should be increased under Section 8.(b) for all Properties, after subtracting the total amount by which the Base Purchase Price should be decreased under Section 8.(a) for all Properties, equals more than four percent (4%) of the Base Purchase Price, the Purchase Price hereunder shall equal the Base Purchase Price plus the amount by which such increase exceeds four percent (4%) of the Base Purchase Price. If the total amount by which the Base Purchase Price should be increased under Section 8.(b) for all Properties, after subtracting the total amount by which the Base Purchase Price should be decreased under Section 8.(a) for all Properties, equals four percent (4%) or less of the Base Purchase Price, the Base Purchase Price shall not be adjusted hereunder.

     9.   Conditions Precedent to Buyer's Obligations.  Buyer's obligations
          -------------------------------------------
under this Agreement are subject to each of the following conditions:

          (a) Seller's representations under this Agreement shall be true and accurate in all material respects as of the date when made and at Closing. At Closing, Seller's representations under this Agreement shall be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

          (b) Seller shall have performed and complied in all material respects with every covenant, agreement, and condition required by it under this Agreement prior to or at the Closing unless performance or compliance therewith shall have been waived by Buyer.

          (c) If applicable, Buyer and Seller shall have received approval of the transaction contemplated by this Agreement from the FTC under the Hart-Scott-Rodino Act, or shall have received notification that the waiting period under the Hart-Scott-Rodino Act has terminated, or the waiting period under the Hart-Scott-Rodino Act shall have expired.

          (d) The Purchase Price increase resulting from the procedure set forth in Section 8. does not exceed five percent (5%) of the Base Purchase Price.

          (e) On the Closing Date, no material suit, action, or other proceeding seeking to restrain or prohibit the consummation of the transaction contemplated by this Agreement or to obtain damages or other relief in connection therewith shall be pending against Buyer before any court or governmental agency.

If any such condition precedent to the obligations of Buyer under this Agreement is not met as of the Closing Date, and if Buyer is not in material breach of its obligations hereunder, Buyer may terminate this Agreement by giving written notice thereof to Seller. If Buyer thus terminates this Agreement, Seller shall return the Deposit to Buyer, and the parties shall have no further obligations to one another hereunder, other than the obligations under Sections 6.(a)(iii) and 15. hereof and the confidentiality obligations under Section 7.(d) hereof, which shall survive such termination. Notwithstanding the foregoing, if a condition in Section 9.(a), 9.(b), or 9.(e) is not met and is asserted by Buyer as a failure of one of its conditions of Closing, and if the reasons such condition is not met relate only to a portion, but not all, of the Properties, failure of such condition to be met may, at the option of either Buyer or Seller, be treated as an uncured Asserted Defect and handled in accordance with the procedure set forth in Section 8. hereof.

     10.  Conditions Precedent to Seller's Obligations.  Seller's obligations
          --------------------------------------------
under this Agreement are subject to the each of the following conditions:

          (a) Buyer's representations under this Agreement shall be true and accurate in all material respects as of the date when made and at Closing. At Closing, Buyer's representations under this Agreement shall be true and accurate in all material respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

          (b) Buyer shall have performed and complied in all material respects with every covenant, agreement, and condition required by it under this Agreement prior to or at the Closing unless compliance therewith shall have been waived by Seller.

          (c) If applicable, Buyer and Seller shall have received approval of the transaction contemplated by this Agreement from the FTC under the Hart-Scott-Rodino Act, or shall have received notification that the waiting period under the Hart-Scott-Rodino Act has terminated, or the waiting period under the Hart-Scott-Rodino Act shall have expired.

          (d) The Purchase Price reduction resulting from the procedure set forth in Section 8. hereof does not exceed five percent (5%) of the Base Purchase Price.

          (e) On the Closing Date, no material suit, action, or other proceeding seeking to restrain or prohibit the consummation of the transaction contemplated by this Agreement or to obtain damages or other relief in connection therewith shall be pending against Seller before any court or governmental agency.

If any such condition precedent to the obligations of Seller under this Agreement is not met as of the Closing Date, Seller may terminate this Agreement by giving written notice thereof to Buyer. If Seller terminates this Agreement because of Buyer's failure to fulfill a condition in Section 10.(a) or 10.(b), Seller shall not return the Deposit to Buyer. If Seller terminates this Agreement because a condition in Section 10.(c), 10.(d), or 10.(e) is not met, and if Buyer is not in material default under this Agreement, Seller shall return the deposit to Buyer. Thereafter, Seller and Buyer shall have no further obligations to one another hereunder, other than the obligations under Sections 6.(a)(iii) and 15. hereof and the confidentiality obligations under Section 7.(d) hereof, which shall survive such termination.

     11.  The Closing.  The consummation of the transaction contemplated hereby
          -----------
(the "Closing") shall take place in the offices of Seller, at 6688 North Central Expressway, Dallas, Texas 75206, on August 15, 1997, at 10:00 a.m. Central Time, or at such other date and time (i) as Buyer and Seller may agree or (ii) to which Seller may postpone the Closing pursuant to Section 7. hereof (such date and time, as changed pursuant to clauses (i) and (ii) being herein called the "Closing Date").

          (a)  At the Closing, Seller shall:

               (i) execute, acknowledge, and deliver to Buyer a conveyance of the Properties (the "Assignment and Bill of Sale"), in the form attached hereto as Exhibit "C" (with Exhibit "A" hereto being attached thereto, subject to any changes made hereunder), effective as to runs of oil and deliveries of gas as of 7:00 a.m., local time at the locations of the Properties, respectively, on March 31, 1997 (herein called the "Effective Date"); and

               (ii) execute (and, where required, acknowledge) and deliver to Buyer forms of conveyance or assignment as required by the applicable authorities for transfers of interests in state or federal leases included in the Properties;

               (iii) if Buyer requests, execute and deliver to Buyer letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties; and

               (iv) if Buyer requests, deliver to Buyer an affidavit or other certification (as permitted by the Internal Revenue Code of 1986, as amended) that Seller is not a "foreign person" within the meaning of
          Section 1445 (or similar provisions) of such code (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in such code and regulations promulgated thereunder); and

               (v) to the extent Seller is able to do so, turn over possession of the Properties to Buyer.

          (b)  At the Closing, Buyer shall:

               (i) deliver to Seller, by wire transfer to an account designated by Seller in a bank located in the United States, an amount equal to
          (A) the Purchase Price, less (B) the Deposit, less (or plus, as the case may be) (C) any adjustments made at Closing under Section 12. hereof; and

               (ii) with respect to Properties operated by Seller, and subject to applicable operating agreement requirements, execute and deliver to Seller appropriate evidence reflecting change of operator as required by applicable authorities, and such evidence as Seller may require that Buyer is qualified with such authorities to succeed Seller as operator; and

               (iii) execute such forms and take such other steps as Seller reasonably may require to (i) succeed Seller with respect to the Properties under the rules and regulations of applicable authorities and (ii) assume any plugging liabilities of Seller with respect to the wells located on the Properties or on units in which the

          Properties participate (including, without limitation, compliance with state statutes).

          (c) Within fifteen (15) days after Closing, Seller shall deliver to Buyer all of Seller's lease files, abstracts and title opinions, division order files, production records, well files, copies of accounting records (but not including general financial accounting or tax accounting records), and other similar files and records that directly relate to the Properties. Notwithstanding the foregoing, Seller shall not be required to deliver to Buyer materials that Seller considers proprietary or confidential or that Seller legally cannot provide to Buyer without, in its opinion, breaching, or risking a breach of, confidentiality agreements with other parties. It is expressly understood that Buyer is not acquiring, and Seller is not obligated to transfer to Buyer, any seismic data, geological or geophysical data, or other similar data, or any interpretations thereof or other data or records related thereto. With respect to each portion of the Properties from which Seller is disbursing proceeds of production attributable to other parties:

               (i) Seller shall continue to collect proceeds of production through the production month that includes the Closing Date and shall be responsible for making disbursements, in accordance with its normal procedures (and at normal times), of such proceeds of production so collected to the parties entitled to same, with any proceeds of production thereafter collected by Seller to be forwarded promptly to Buyer (who shall thereafter account for same to the parties entitled thereto), and

               (ii) After execution of this Agreement, Seller shall deliver to Buyer (A) a copy of its "pay list" for each such portion of the Properties (which pay list shall include the name, address, social security number, and applicable share of proceeds of production, to the extent such information is contained in Seller's records, for each party to whom Seller is disbursing proceeds of production with respect to such portion of the Properties), and (B) a list of all parties for whom it is holding in suspense proceeds of production.

          (d) Following delivery of the materials referred to in Section 11.(c)(ii) hereof, Buyer shall become responsible for all disbursements of proceeds of production commencing with the production month after the month that includes the Closing Date, and such disbursement activities shall be included in the matters that Buyer assumes and with respect to which Buyer indemnifies Seller under Section 13. hereof. It is understood and agreed that Seller does not represent or warrant to Buyer the accuracy of the "pay lists" so delivered.

          (e) SELLER GIVES NO ASSURANCE THAT BUYER SHALL SUCCEED SELLER AS OPERATOR OF ANY PORTION OF THE PROPERTIES IN WHICH A PARTY OTHER THAN SELLER OWNS AN INTEREST. On any portion of the

     Properties where Buyer shall succeed Seller as operator, Buyer and Seller shall cooperate during the transitional period between Seller's relinquishment of such operations and Buyer's assumption of such operations. To the extent Seller remains an operator after Closing (which it shall have no obligation to do), it shall serve as operator under the applicable operating agreement in the manner provided by such agreement and, to the extent Seller so operates any portion of the Properties after Closing, its obligations to Buyer with respect to such operations shall be no greater than those it would have to a non-operator under the applicable operating agreement (and, in the absence of an operating agreement, under the AAPL 610 (1989 Revision) form operating agreement). THE PARTIES RECOGNIZE THAT UNDER SUCH AGREEMENTS AND SUCH FORM OF AGREEMENT THE OPERATOR IS NOT RESPONSIBLE TO THE OTHER PARTIES THERETO FOR ITS OWN NEGLIGENCE AND HAS NO RESPONSIBILITY TO SUCH OTHER PARTIES OTHER THAN FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     12.  Accounting Adjustments.
          ----------------------

          (a) Appropriate adjustments shall be made between Buyer and Seller so that:

               (i) all expenses (including, without limitation, all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, regardless of whether such operating agreements are with third parties or related entities, and regardless of whether Seller is the operator or a non-operator) and all other overhead charges actually charged by third parties and incurred in the operation of the Properties after the Effective Date shall be allocated to Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas, and other minerals produced from the Properties after the Effective Date shall be allocated to Buyer; and

               (ii) all expenses (including, without limitation, drilling costs, capital expenditures, overhead charges under applicable operating agreements, regardless of whether such operating agreements are with third parties or related entities, and regardless of whether Seller is the operator or a non-operator) and all other overhead charges actually charged by third parties and incurred in the operation of the Properties before the Effective Date shall be allocated to Seller, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas, and other minerals produced from the Properties before the Effective Date shall be allocated to Seller.

     (b) In making such adjustments, the parties agree that:

               (i) oil above pipeline connections that was produced from the Properties and that was stored in tanks located on the Properties on the Effective Date (or located elsewhere but used by Seller to store oil produced from the Properties prior to delivery to oil purchasers) shall be deemed to have been produced before the Effective Date; and

               (ii) ad valorem and similar taxes assessed for periods prior to the Effective Date shall be borne by Seller, and ad valorem taxes assessed for periods on or after the Effective Date shall be borne by Buyer (ad valorem and similar taxes shall be considered assessed for the period for which they are stated to be assessed, even if the same are based on production or other activities occurring in prior periods); and

               (iii) ad valorem taxes with respect to the period containing the Effective Date shall be prorated between Buyer and Seller based on the number of days in such period that fall before and after the Effective Date (with the Effective Date being counted in the period after the Effective Date); and

               (iv) no consideration shall be given to the local, state, or federal income tax liabilities of any party.

          (c) In addition, Buyer and Seller shall determine (i) the total amount of overproduction of gas (measured in Mcf) with respect to the Properties as of the Effective Date (e.g. volumes of gas taken from wells on the Properties, or on lands unitized therewith, by the owners of the Properties in excess of those volumes that the ownership of the Properties would entitle such owners to receive) and (ii) total amount of underproduction of gas (measured in Mcf) with respect to the Properties as of the Effective Date (e.g. the amount by which the volume of gas from wells on the Properties, or on lands unitized therewith, that the ownership of the Properties would entitle the owners thereof to take exceeds the volumes taken from such wells by owners). If the total amount of overproduction exceeds the total amount of underproduction, Buyer shall be credited with an amount equal to $1.00 times such excess. If the total amount of underproduction exceeds the total amount of overproduction, Seller shall be credited with an amount equal to $1.00 times such excess. Buyer and Seller also shall determine the amount of all pipeline and gathering system imbalances that existed as of the Effective Date with respect to deliveries from the Properties. Seller shall receive credit for all benefits arising out of such imbalances, and Buyer shall receive credit for all obligations arising out of such imbalances.

          (d) At or before Closing, the parties shall determine, based upon the best information reasonably available to them (and as to adjustments under Section 12.(a), based on amounts actually received or paid by Seller prior to such time), the amount of the adjustments provided for in Sections 12.(a) and 12.(b). If the amount of such adjustments resulting in a credit to Buyer exceeds the amount of such adjustments resulting in a credit to Seller, Buyer shall receive a credit for the amount of such excess. If the amount of such adjustments resulting in a credit to Seller exceeds the amount of such adjustments resulting in a credit to Buyer, Buyer shall pay to Seller the amount of such excess. On or before one hundred twenty (120) days after Closing, Buyer and Seller shall review any additional information pertaining to the adjustments provided for in Sections 12.(a) and 12.(b), shall determine if any additional adjustments should be made beyond those made at Closing (whether the same be made to account for expenses or revenues, or overproduction or underproduction volumes, not considered in making the adjustments made at Closing, or to correct errors made in such adjustments), and shall make any such adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Following such additional adjustments, no further adjustments shall be made under this Agreement.

     13.  Assumption and Indemnification.  On the date of Closing, Buyer shall
          ------------------------------
agree (and, upon the delivery to Buyer of the Assignment and Bill of Sale shall be deemed to have agreed): (a) to assume, pay, and perform timely all duties, obligations, and liabilities relating to the ownership or operation of the Properties after the Effective Date (including, without limitation, those arising under the contracts and agreements described in Section 1.(c) hereof), and (b) to release, indemnify, defend, and hold harmless the Seller Group from and against any and all claims, actions, liabilities, losses, damages, costs, or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership or operation of the Properties after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that matters arising out of or otherwise relating to the ownership or operation of the Properties after the Effective Date shall be deemed to include all matters arising out of the condition of the Properties on the Effective Date including, without limitation, all obligations properly to plug and abandon wells located on the Properties, to restore the surface of the Properties, and to comply with, or to bring the Properties into compliance with, applicable environmental laws, including all liability and expense for any restoration, clean-up, disposal, or removal that may be incurred as a result of the existence or discovery of Hazardous Substances or other deleterious substances in, on, or under the Properties, regardless of when the events occurred that give rise to such condition, and the assumptions and indemnifications by Buyer set forth in this Section shall expressly cover and include such matters. Except as otherwise provided in this Section, Seller agrees to indemnify Buyer against any and all claims, actions, liabilities, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to its ownership or operation of the Properties prior to the Effective Date. Any waste, contaminants, substances, or materials that were present or stored on the Properties prior to Closing and that were shipped, transferred, removed, or disposed of off the Properties prior to Closing are the sole responsibility of Seller, and Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, actions, liabilities, damages, costs, or expenses (including court costs and attorneys' fees) relating to such waste, contaminants, substances, or materials. THE ASSUMPTIONS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS, OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES

ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF SELLER OR ANY OTHER INDEMNIFIED PARTY, OR (II) STRICT LIABILITY.

     14.  Disclaimer of Warranties.  THE EXPRESS REPRESENTATIONS AND WARRANTIES
          ------------------------
OF SELLER CONTAINED IN SECTION 4. (OR IN THE ASSIGNMENT AND BILL OF SALE EXECUTED PURSUANT TO THIS AGREEMENT) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND, EXCEPT AS PROVIDED OTHERWISE IN THE FIRST SENTENCE OF THIS PARAGRAPH, WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY, OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED TO, CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS OR OTHER MANMADE FIBERS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM") IN, ON, OR UNDER THE PROPERTIES. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND BUYER SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME "AS IS, WHERE IS." WITHOUT LIMITATION OF THE FOREGOING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR MATERIALS NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY SELLER

OR BY SELLER'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION, AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

     15.  Commissions.  Seller agrees to indemnify and hold harmless Buyer, its
          -----------
parent and subsidiary companies and other affiliates, and their directors, officers, employees, and agents from and against any and all claims, obligations, actions, liabilities, losses, damages, costs, or expenses (including court costs and attorneys' fees) of any kind or character arising out of or resulting from any agreement, arrangement, or understanding by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless Seller Group from and against any and all claims, obligations, actions, liabilities, losses, damages, costs, or expenses (including court costs and attorneys' fees) of any kind or character arising out of or resulting from any agreement, arrangement, or understanding by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

     16.  Casualty Loss.  If the Properties are damaged by fire or other
          -------------
casualty prior to Closing, this Agreement shall remain in full force and effect. Seller shall have no obligation to repair any portion of the Properties so damaged. If Seller elects not to repair such a damaged portion of the Properties, Buyer either may treat such portion of the Properties as if it had an Asserted Defect or may elect not to adjust the Purchase Price therefor. If Buyer elects hereunder to treat the damaged portion of the Properties as if it had an Asserted Defect, the procedure provided for in Section 8. shall apply to such portion of the Properties, and all rights to insurance proceeds and claims against third parties related thereto shall belong to Seller. If Buyer elects hereunder not to adjust the Purchase Price for such damaged portion of the Properties, and if Seller is entitled to any claims under an insurance policy with respect to such damage, Seller either shall collect and pay over, or assign, such insurance claims to Buyer. In addition, if Buyer elects hereunder not to adjust the Purchase Price for such damaged portion of the Properties, Seller shall assign unto Buyer all claims against third parties with respect to such damage. Buyer shall then take title to such portion of the Properties without reduction of the Purchase Price. If Seller elects to repair a damaged portion of the Properties, all rights to insurance proceeds and claims against third parties related thereto shall belong to Seller.

     17.  Notices.  All notices and other communications required or permitted
          -------
under this Agreement shall be in writing, unless otherwise specifically provided herein, and shall be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telex or telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), to the following addresses:

     If to Buyer:
               Inland Production Company
               475 17th Street
               Suite 1500
               Denver, Colorado 80202
               Attention:  Mr. David P. Donegan
               Fax:  (303) 296-4070

     If to Seller:
               Enserch Exploration, Inc.
               4849 Greenville Avenue
               Suite 1200
               Dallas, Texas 75206
               Attention:  Mr. Jeffrey B. Camp
               Fax:  (214) 890-4734

          With a copy to:
               Vice President and General Counsel
               Enserch Exploration, Inc.
               6688 North Central Expressway
               Suite 1000
               Dallas, Texas 75206
               Fax:  (214) 890-4711

All such notices and communications shall be considered delivered on the date of receipt. A party may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section.

     18.  Survival of Provisions.  All representations and warranties made by
          ----------------------
Seller in Section 4. and by Buyer in Section 5. shall be continuing and shall be true and correct on the Closing Date with the same force and effect as if made at that time (and shall inure to the benefit of the respective successors and assigns of Buyer and Seller). All such representations and warranties shall survive the Closing and the delivery of the Assignment and Bill of Sale. The obligations of the parties under Section 11. (to the extent the same are, by agreement, not performed at Closing), and Sections 12., 13., 14., 15., 17., 18., and 19. also shall survive the Closing (subject to any limitations set forth in such Sections) and the delivery of the Assignment and Bill of Sale.

     19.  Miscellaneous Matters.
          ---------------------

          (a) After the Closing, Seller and Buyer shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders, and other documents, and do such other and further acts as reasonably may be necessary more fully and effectively to grant, convey, and assign the Properties to Buyer.

          (b) Except as provided in the following sentence, neither party shall have the right to assign its rights under this Agreement without the prior written consent of the other party, and any such assignment in violation of this provision shall be void. Without Buyer's consent, Seller may assign its rights under this Agreement to a direct or indirect parent of Seller, to a direct or indirect subsidiary of Seller, or to an entity that is a direct or indirect subsidiary of a direct or indirect parent of Seller.

          (c) On the Closing Date (and upon the delivery to Buyer of the Assignment and Bill of Sale), Buyer shall succeed to the position of Seller with respect to all gas imbalances (whether wellhead imbalances or pipeline or gathering imbalances) and to the position of Seller with respect to all make-up obligations. As a result of such succession, Buyer (i) shall be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts that it would otherwise be entitled to produce and receive by virtue of ownership of the Properties, that Seller would have been entitled to receive by virtue of such position and (ii) shall be obligated to suffer any detriments (whether the same are in the form of obligations to deliver production that would have otherwise been attributable to its ownership of the Properties without receiving full payment therefor, or are in the form of the obligation to make payment in cash) that Seller would have been obligated to suffer by virtue of such positions.

          (d) To the extent applicable to the transaction contemplated hereby, or any portion thereof, Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555 which is not waived), Texas Business and Commerce Code. In connection with such waiver, Buyer hereby represents and warrants to Seller that Buyer (a) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (b) has assets of Five Million and No/100 Dollars ($5,000,000.00) or more according to its most recent financial statement, (c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby, and (d) is not in a significantly disparate bargaining position.

          (e) Any confidentiality agreement executed by Buyer and Seller in connection with the transaction contemplated hereby remains in full force and effect and is not superseded or modified by this Agreement.

          (f) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter, except as provided in Sections 6.(a)(i) and 19.(e) with respect to any confidentiality agreement.

     The headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement, words of any gender shall be held and construed to cover any other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.

          (g) This Agreement may be amended, modified, supplemented, restated, or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement, or discharge (or waiver) is sought.

          (h) Each party shall bear and pay all expenses it incurred in connection with the transaction contemplated by this Agreement.

          (i) This Agreement shall be binding on the parties hereto and their respective successors and assigns.

          (j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It shall not be necessary for both parties to sign the same counterpart.

          (k) WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND BY THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT, TO THE EXTENT THE LAW OF A STATE IN WHICH THE PROPERTIES ARE LOCATED NECESSARILY GOVERNS, THE LAW OF SUCH STATE SHALL, TO SUCH EXTENT, APPLY TO THE PROPERTIES.

          (l) Prior to Closing, Buyer shall not issue any publicity or press release concerning this Agreement or the transaction contemplated hereby without the prior written consent of Seller, unless, in the written opinion of legal counsel acceptable to Seller, such disclosure is required by applicable law or other applicable rules or regulations of any governmental authority or stock exchange and such publicity or press release contains no more than the minimum information necessary to comply therewith. This provision shall not replace or restrict any provision in any prior agreement between the parties affecting confidentiality or the disclosure of information about the Properties.


     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

     ENSERCH EXPLORATION, INC.



     By:
        --------------------------------------
          David R. Henderson
          Executive Vice President and Chief Operating Officer



     INLAND PRODUCTION COMPANY



     By:
        --------------------------------------
          Kyle R. Miller
          President and Chief Executive Officer

                                ACKNOWLEDGEMENTS
                                ----------------


STATE OF TEXAS                (S)
                              (S)
COUNTY OF DALLAS              (S)

     This instrument was acknowledged before me, Notary Public, this 10th day of July, 1997, by DAVID R. HENDERSON, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER of ENSERCH EXPLORATION, INC., a Texas corporation, on behalf of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ----------------------------
                                    Notary Public
My commission expires:

------------------------



STATE OF ______________________  (S)
                                 (S)
COUNTY OF _____________________  (S)

     This instrument was acknowledged before me, Notary Public, this ____ day of July, 1997, by KYLE R. MILLER, PRESIDENT AND CHIEF EXECUTIVE OFFICER of INLAND PRODUCTION COMPANY, a Texas corporation, on behalf of the corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    ----------------------------
                                    Notary Public
My commission expires:

------------------------

                                  EXHIBIT "A"
                                  -----------
                                   (example)


                                  Recorded      Land
                                  --------
Lease No.  Lessor  Lessee  Date  Book  Page  Description  County  State
---------  ------  ------  ----  ----  ----  -----------  ------  -----

                                  EXHIBIT "B"
                                  -----------
                                   (example)


                                              Operating   Net Revenue
Well or Unit Name  API Number  County  State  Interest     Interest    Amount
-----------------  ----------  ------  -----  ---------   -----------  ------

                                  EXHIBIT "C"
                                  -----------


                          ASSIGNMENT AND BILL OF SALE
                          ---------------------------

          ENSERCH EXPLORATION, INC. ("Grantor"), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), hereby GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS, SETS OVER, and DELIVERS unto INLAND PRODUCTION COMPANY, whose address is 475 17th Street, Suite 1500, Denver, Colorado 80202 (herein called "Grantee"), the following described properties, rights, and interests:

          (a) All of Grantor's right, title, and interest in and to the oil, gas, and mineral leases described in Exhibit "A" hereto (and any ratifications and amendments to such leases, whether or not such ratifications and amendments are described in Exhibit "A") and all of Grantor's right, title, and interest in and to the fee mineral interests described in Exhibit "A," if any; and

          (b) All rights, titles, and interests of Grantor in and to, or otherwise derived from, all presently existing and valid oil, gas, and mineral unitization, pooling, and communitization agreements, declarations, and orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other governmental authority having jurisdiction, and voluntary unitization agreements, designations and declarations) relating to the properties described in subsection (a) to the extent such rights, titles, and interests are attributable to the properties described in subsection (a); and

          (c) All rights, titles, and interests of Grantor in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts that relate to any of the properties described in subsections (a) and (b), to the extent such rights, titles, and interests are attributable to the properties described in subsections (a) and (b); and

          (d) All rights, titles, and interests of Grantor in and to all materials, supplies, machinery, equipment, improvements, and other personal property and fixtures (including, but not limited to, all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment) located on the properties described in subsections (a) and (b) and used in connection with the exploration, development, operation, or maintenance thereof.

The properties and interests specified in subsections (a), (b), (c), and (d) are herein sometimes collectively called the "Properties."

     TO HAVE AND TO HOLD the Properties unto Grantee, its successors and assigns, forever.

     THIS ASSIGNMENT AND BILL OF SALE IS MADE WITHOUT WARRANTIES OR REPRESENTATIONS OF ANY KIND, ALL REPRESENTATIONS AND WARRANTIES BEING EXPRESSLY DISCLAIMED. SPECIFICALLY IN THIS CONNECTION, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL EQUIPMENT, OTHER PERSONAL PROPERTY, AND FIXTURES SOLD AND CONVEYED TO GRANTEE ARE SOLD AND CONVEYED ON AN "AS IS" AND "WHERE IS" BASIS, AND GRANTOR EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING, THE PROPERTIES SHALL BE CONVEYED PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. GRANTEE SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS OR OTHER MANMADE FIBERS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM") IN, ON OR UNDER THE PROPERTIES. GRANTEE IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND GRANTEE SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. ALSO WITHOUT LIMITATION OF THE FOREGOING, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO GRANTEE IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, RELATIVE TO PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO GRANTEE BY GRANTOR OR BY GRANTOR'S AGENTS OR REPRESENTATIVES. ANY AND ALL

SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY GRANTOR OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO GRANTEE SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST GRANTOR AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT GRANTEE'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

     This Assignment and Bill of Sale is subject to the terms and provisions of that certain Purchase and Sale Agreement, dated July 10, 1997, between Grantor and Grantee.

     This Assignment and Bill of Sale may be executed in several counterparts all of which are identical, except that, to facilitate recordation, in certain counterparts hereof, only that portion of Exhibit "A" that contains specific descriptions of properties located in the recording jurisdiction in which the particular counterpart is to be recorded are included, and other portions of Exhibit "A" are included by reference only. All such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment and Bill of Sale containing the entire Exhibit "A" have been retained by Grantor and Grantee.

     IN WITNESS WHEREOF, this Assignment and Bill of Sale has been executed and delivered on August 15, 1997, effective as to runs of oil and deliveries of gas, and for all other purposes, as of 7:00 a.m., local time at the locations of the Properties, respectively, on March 31, 1997.

                                    ENSERCH EXPLORATION, INC.



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------



                                    INLAND PRODUCTION COMPANY



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

STATE OF TEXAS     (S)
                   (S)
COUNTY OF DALLAS   (S)

   On this ___ day of _________, before me, a Notary Public of said state, duly commissioned and sworn, appeared _____________________________, known to me to be the person whose name is subscribed to the within instrument as _________________ of ENSERCH EXPLORATION, INC., a Texas corporation, and acknowledged to me that such corporation executed the same.

   Witness my hand and official seal.


                                    --------------------------------------
                                    Notary Public, State of Texas
My Commission Expires:

---------------------



STATE OF ______________  (S)
                         (S)
COUNTY OF _____________  (S)

   On this ___ day of __________, before me, a Notary Public of said state, duly commissioned and sworn, appeared _______________________, known to me to be the person whose name is subscribed to the within instrument as ____________________ of INLAND PRODUCTION COMPANY, a Texas corporation, and acknowledged to me that such corporation executed the same.

   Witness my hand and official seal.


                                    ---------------------------------------
                                    Notary Public, State of ______
My Commission Expires:

---------------------

                                  EXHIBIT "D"

                              Disclosure Schedule
                              -------------------


1.   Certain litigation:

          Enserch Exploration, Inc. v. Duchesne County, Utah, Eighth Judicial District Court of Duchesne County, Utah, Civil No. 960800014.



2.   Certain environmental matters:

               None.

                                      D-1